EXHIBIT 5



                                 SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                             CHICAGO, ILLINOIS 60603
                                 (312) 853-7000




                                 June 30, 1998




Telephone and Data Systems, Inc.
Suite 4000
30 North LaSalle Street
Chicago, Illinois  60602


                  Re:      Telephone and Data Systems, Inc.
                           Registration Statement on Form S-8
                           ----------------------------------

Gentlemen:

     We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Form S-8 Registration Statement (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 2,054,000 Common Shares, par value $.01 per share (the "Shares"), of the Company pursuant to the Telephone and Data Systems, Inc. 1998 Long-Term Incentive Plan, as amended (the "Plan"), and the Restated and Amended Stock Option Agreement, dated June 26, 1992, between the Company and George L. Dienes, as amended (the "Agreement").

     In rendering this opinion, we have examined and relied upon copies of the Plan, the Agreement and the Registration Statement and Prospectus related to the Plan and the Agreement. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. Each Share will be legally issued,  fully paid and  nonassessable  when:
(i) the Registration Statement shall have become effective under the Securities Act; (ii) such Share shall have been duly issued and sold in the manner contemplated by the Plan or Agreement, as the case may be; and (iii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment


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Telephone and Data Systems, Inc.
June 30, 1998
Page 2


of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the Plan or the Agreement, as the case may be.

     This opinion is limited to the General Corporation Law of the State of Delaware and to the Securities Act. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

     The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of this Firm.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement or any related Prospectus.

                                Very truly yours,



                                SIDLEY & AUSTIN



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